EXHIBIT 23.3

                          CONSENT OF BRUCE T. ANDERSEN

                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Environmental Products & Technologies Corporation for the period ended December 31, 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement on Form S-8 for Environmental Products & Technologies Corporation dated May 10, 2000.

/s/ Bruce T. Andersen
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    Bruce t. andersen

Los Angeles, California

May 10, 2000